EXHIBIT 10.1


\ ELEVENTH AMENDMENT AND WAIVER, dated as of October 15, 2007 (the "Eleventh Amendment"), to the Amended and Restated Loan and Security Agreement, dated as of November 7, 2002 (as amended by Amendment No. 1, dated as of January 23, 2003, the Waiver and Second Amendment, dated as of February 28, 2003, the Waiver, Consent and Third Amendment, dated as of June 12, 2003, the Fourth Amendment, dated January 12, 2004, the Waiver and Fifth Amendment, dated as of January 13, 2005, the Sixth Amendment, dated as of April 22, 2005, the Waiver and Seventh Amendment, dated as of July 15, 2005, the Waiver and Eighth Amendment, dated as of October 14, 2005, the Ninth Amendment, dated as of November 7, 2005 and the Consent and Tenth Amendment, dated as of June 7, 2006, the "Loan Agreement"), among ATC FUNDING, LLC, a limited liability company organized under the laws of the State of Delaware ("ATC Funding"), ATC HEALTHCARE SERVICES, INC., a corporation organized under the laws of the State of Georgia ("ATC Healthcare"), ATC STAFFING SERVICES, INC., a corporation organized under the laws of the State of New York ("ATC Stafing"), CRITICAL NURSING SOLUTIONS, INC., a corporation organized under the laws of the State of Delaware ("CNS"), PHARMACY RESERVES, INC., a corporation organized under the laws of the State of Delaware ("Pharmacy Reserves"), APPLIED MANAGEMENT SOLUTIONS, INC., a corporation organized under the laws of the State of Delaware ("AMS"; AMS, ATC Funding, ATC Staffing, CNS, Pharmacy Reserves and ATC
Healthcare,   each  a  "Borrower"  and  together,  jointly  and  severally,  the
"Borrowers", and ATC Healthcare in its capacity as primary servicer, the "Primary Servicer"), and ATC HEALTHCARE, INC., a Delaware corporation ("Parent"), HFG HEALTHCO-4 LLC, a Delaware limited liability company (together with its successors and assigns, "HF-4"), in its capacity as a Lender (as hereinafter defined), HEALTHCARE FINANCE GROUP, INC., a Delaware corporation (together with its successors and assigns, "HFG"), in its capacity as a Lender (HF-4 and HFG, in such capacity, each a "Lender" and together, severally and not jointly, the "Lenders"), HFG HEALTHCO-4 LLC, in its capacity as agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns, the "Agent"), and HEALTHCARE FINANCE GROUP, INC. in its capacity as a program manager (in such capacity, together with its successors and assigns, "Program Manager"). Terms not otherwise defined in this Eleventh Amendment shall have the meanings set forth in the Loan Agreement.


     HF-4 has delivered to the Parent a notice to exercise HFG's put right under that certain Warrant to Purchase 53,763 Shares Class A Common Stock of ATC Healthcare Inc., dated July 12, 2002 (as amended by Amendment No. 1 thereto, the "Warrant") issued to HF-4 for a purchase price of $100,000, payable in immediately available funds (the "Put Price").

     The Borrowers have requested that HFG (a) increase the Revolving Commitment to $16,000,000, (b) make a term loan in the initial principal amount of $2,274,766, which shall be utilized, among other purposes to repay all outstanding Overadvances, and to pay the Put Price to HF-4 and cancelling the Warrant, and to pay certain fees and expenses relating to this Eleventh
Amendment, (c) reduce the interest rate chargeable on the Revolving Loan and make certain other adjustments and modifications under the Loan Agreement, (d) waive compliance with certain financial covenants for the fiscal quarters ending February 28, 2007, May 31, 2007 and August 31, 2007, and (e) extend the Scheduled Maturity Date until November 7, 2010. HFG is willing to make such amendments, modifications and adjustments to the Loan Agreement, subject and pursuant to the terms and conditions set forth herein.



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


     Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and subject to fulfillment of the conditions set forth below, the parties hereto agree as follows:

SECTION 1 AMENDMENTS TO LOAN AGREEMENT

     Effective as of the Eleventh Amendment Effective Date, the parties hereto agree to amend the Loan Agreement as follows:

     Subsection  1.1    Section  1.02(a) of the Loan Agreement is hereby amended
by (i) deleting the figure "$15,000,000" appearing on the second line thereof, and (ii) substituting therefor the figure "$16,000,000".

     Subsection 1.2 Section 1.05(c) of the Loan Agreement is hereby amended by (i) deleting the figure "0.50%" appearing on the second line thereof, and
(ii) substituting therefor the figure "0.75%". Section 1.05(e) of the Loan Agreement is hereby amended by deleting such clause in its entirety.

     Subsection  1.3    Sections 1.07 through 1.13  of  the  Loan  Agreement are
hereby amended by (i) deleting such sections in their entirety, and (ii) substituting therefor the following:

          ss. 1.07 Term Loan. (a) The Term Loan. On the Eleventh Amendment Effective Date, HFG hereby agrees to make a term loan (as it may be reduced pursuant to the terms set forth herein, the "Term Loan") in the initial principal amount of $2,274,766 (such amount, the "Term Loan Commitment").

          (b) Use of Proceeds. Effective as of the Eleventh Amendment Effective Date, the Borrowers hereby instruct the Lenders, and the Lenders hereby agree, to utilize proceeds of the Term Loan, as follows:

          (i) such amount as is necessary to repay in full all Overadvances outstanding;

          (ii) $412,500 to the Agent in payment of the renegotiation fee with respect to this Eleventh Amendment;

          (iii) $100,000 to HF-4 in payment of the Put Price;

          (iv) $104,766 to the Agent for the benefit of the Lenders, in payment of default interest accrued and unpaid on the Revolving Loan for the period from March 1, 2007 until May 31, 2007;

          (v) $50,000 to the Agent in voluntary prepayment of the Special Renewal Fee that is scheduled under Section 6.07(a) to be payable on November 7, 2007 (and which the Borrowers have agreed to pay


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


               on October 15, 2007 in partial consideration of the willingness of the Agent to enter into this Eleventh Amendment); and

          (vi) $180,000 to the Agent in payment of the Extension Fee.

          (c) Acknowledgment. The Borrowers and the Parent hereby acknowledge and agree that the fees and payments being paid on the date hereof pursuant to Section 1.07(b) are fully earned and payable as of the Eleventh Amendment Effective Date.

          (d) Consent and Agreement to the Put. The Parent hereby consents and agrees to the put by HF-4 of the Warrant and, by payment of the Put Price pursuant Section 1.07(b) above, and the Parent hereby purchases all of the Warrant from HF-4 and hereby further cancels and terminates the Warrant in all respects.

          ss. 1.08 Prepayments (a) Issuances and Sales. The Borrowers shall (at the Program Manager's discretion following notice of receipt thereof) prepay the Term Loan in an amount to be mutually agreed upon by the Agent and the Borrowers prior to the consummation of any of the below-listed transactions (or such other amount reasonably satisfactory to and determined by the Agent, but not in any event to exceed 50% of the cash net proceeds received; the listed actions below may separately require consent of the Lenders pursuant to the provisions of Exhibits IV and V hereof) from: (i) the issuance of any Debt or equity interests of the Parent or any of the Borrowers, and (ii) the sale, transfer or other disposition of any asset, business or property of the Parent or any Borrower, any tax refund, payments on Debt or other notes outstanding or any other payments of any nature whatsoever received outside the ordinary course of business.

          (b) Excess Cash Flow. Concurrently with each delivery of quarterly financial statements pursuant to clause (j)(iii) of Exhibit IV hereto, the Borrower shall make a prepayment in respect of the Term Loan equal to the Excess Cash Flow Payment, if any.

          (c) Application of Payments. All prepayments of the Term Loan under this Section 1.08 shall be applied to the unpaid principal installments with respect to the Term Loan in inverse order of maturity, and shall be accompanied by all accrued and unpaid interest on the portion of the Term Loan being prepaid to the date of prepayment and all costs and fees associated with such prepayment. So long as no Event of Default is continuing, no Early Termination Fee shall be payable with respect to prepayments made pursuant to Sections 1 .08(a)(i) and 1.08(b) hereof. Amounts prepaid pursuant to this Section 1.08 may not be reborrowed.

          ss. 1.09 Intentionally Omitted.



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          ss. 1.10 Amortization of Term Loan. The Borrowers shall, until payment in full of the Term Loan and subject to early prepayment and payment as provided herein, pay to the Agent on behalf of the Lenders, an amount equal to (i) $10,476.60, on each of the initial ten Interest Payment Dates following the Eleventh Amendment Effective Date, plus (ii) $55,555.56, on the Interest Payment Date occurring on April 1, 2008 and on each Interest Payment Date thereafter, plus (iii) $60,000 on the Interest Payment Dates occurring on October 1, 2008 and October 1, 2009 (items (i), (ii) and (iii) collectively, the "Monthly Amortization Amount"), plus (iv) $50,000 on November 7, 2007, which amounts shall be applied towards the reduction of the outstanding principal amount of the Term Loan. Amounts paid pursuant to this Section 1.10 may not be reborrowed. On the Maturity Date, the remaining principal amount of the Term Loan shall become, without further action by any Person, immediately due and payable together with all accrued interest thereon and any fees, premiums, charges or costs provided for hereunder with respect thereto.

          ss. 1.11 Intentionally Omitted.

          ss. 1.12 Interest and Default Interest. (a) Interest. The Borrowers shall pay interest on the average daily outstanding principal amount of the Term Loan during the prior Month on (i) each Interest Payment Date and (ii) the Maturity Date (whether by acceleration or otherwise), in each case, at an interest rate per annum equal to LIBOR plus the Applicable Margin, in each case, as in effect for the applicable Interest Period.

          (b) Default Interest. Notwithstanding anything to the contrary contained herein, while any Event of Default is continuing, interest on the Term Loan shall be payable on demand at a rate per annum equal to 2.50% in excess of the rate then otherwise applicable to the Term Loan.

          ss. 1.13 Intentionally Omitted.

     Subsection 1.4     Section 3.02 of the Loan Agreement is hereby amended  by
(i) adding the following new proviso at the end of the first paragraph of such Section, and (ii) deleting the second paragraph of such Section:

     ; provided, however that distributions under this Section 3.02 are subject to the provisions of 3.03A. In furtherance of the foregoing, while amounts received by the Agent for the benefit of the Lenders pursuant to this
     Section 3.02 shall be paid to HF-4 and HFG as their respective interests may appear provided, that if the amount of any distributions to be made pursuant to this Section 3.02 will be insufficient to satisfy in full (i) all amounts then due and owing to HF-4, then the Agent first shall pay to HF-4 all Collections with respect to the Revolving Loan Senior Collateral until the amounts then due and owing to HF-4 have been paid in full, and only then pay any excess amounts (together with collections and other amounts with respect to the Term Loan Senior Collateral) to HFG until the


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


     amounts then due and owing to HFG have been paid in full, and (ii) all amounts then due and owing to HFG, then the Agent first shall pay to HFG all collections with respect to the Term Loan Senior Collateral until the amounts then due and owing to HFG have been paid in full, and only then pay any excess amounts (together with Collections with respect to the Revolving Loan Senior Collateral) to HF-4 until the amounts then due and owing to HF-4 have been paid in full

     Subsection 1.5     Section 3.03 of the Loan Agreement is hereby amended  by
(i) deleting such section in its entirety, and (ii) substituting therefor the following:

          ss. 3.03A. Distribution of Funds at the Maturity Date or Upon an Event of Default. At the Maturity Date or upon the occurrence and during the continuance of an Event of Default, subject to the rights and remedies of the Agent and the Lenders pursuant to Sections 3.03A and 4.02 hereof, the Agent shall distribute any and all Collections and other distributions from the Collateral as follows: FIRST, to the Agent and the Lenders, an amount in cash equal to any and all accrued fees and collection costs as set forth in Sections 1.05, 1.12 and 6.05, until such amount has been paid in full; SECOND, from the Revolving Loan Senior Collateral, to the Agent for the benefit of HF-4, an amount in cash equal to all accrued and unpaid interest on the Revolving Loan (at the rates established under Section 1.05) until such amount has been paid in full; THIRD, from the Revolving Loan Senior Collateral, to the Agent for the benefit of HF-4, an amount in cash equal to the principal amount of the Revolving Loan, until such amount is paid in full; FOURTH, from the Revolving Loan Senior Collateral, to the Agent for the benefit of the Revolving Lenders, an amount in cash equal to the payment of any other Lender Debt due and payable to the Revolving Lenders on such date, until such amount has been paid in full; FIFTH, from the Term Loan Senior Collateral, to the Agent for the benefit of HFG, an amount in cash equal to all accrued and unpaid interest on the Term Loan (at the rates established under Section 1.12) until such amount has been paid in full; SIXTH, from the Term Loan Senior Collateral, to the Agent for the benefit of HFG, an amount in cash equal to the principal amount of the Term Loan, until such amount is paid in full; SEVENTH, from the Term Loan Senior Collateral, to the Agent for the benefit of the Term Lenders, an amount in cash equal to the payment of any other Lender Debt due and payable to the Term Lenders on such date, until such amount has been paid in full; EIGHTH, from the Revolving Loan Senior Collateral, to the Agent for the benefit of the Term Lenders, an amount in cash equal to the payment of any other Lender Debt due and payable to the Term Lenders on such date, until such amount has been paid in full; NINTH, from the Term Loan Senior Collateral, to the Agent for the benefit of the Revolving Lenders, an amount in cash equal to the payment of any other Lender Debt due and payable to the Revolving Lenders on such date, until such amount has been paid in full; and TENTH, to the Borrower Representative on behalf of the Borrowers, all remaining amounts of Collections.

          ss. 3 .03B. Distribution Protocols Between the Agent and the Lenders. The Borrowers, the Agent and the Lenders intend the distribution provisions


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


     set forth in this Article III to be consistent in all respects with the priorities and other terms set forth in the Intercreditor Agreement. If any term of this Article III is inconsistent with any term of any such separate agreement, the terms of such separate agreement shall control. In furtherance thereof, the parties hereto agree that:

               (i) funds that the Term Lender receives that are clearly identified as Collections or proceeds with respect to Revolving Loan Senior Collateral shall promptly be turned over to the Agent for distribution to the Revolving Lenders until such amounts have been paid in full; and

               (ii) funds that the Agent or the Revolving Lender receives that are clearly identified as proceeds with respect to Term Loan Senior Collateral shall promptly be turned over to the Term Lenders for distribution on the Lender Debt then due and owing to the Term Lenders until such amounts have been paid in full.

     Subsection  1.6    Article V of the Loan  Agreement  is  hereby  amended by
adding the following new Section 5.02:

          ss. 5.02 Lien Priorities. The Borrower, the Agent and the Lenders intend the rights and remedies set forth in this Article V to be consistent in all respects with the priorities and other terms set forth in the Intercreditor Agreement.

     Subsection  1.7    Section  6.07(a) of the Loan Agreement is hereby amended
by adding the following prior to the period at the end of such subsection:

     ; provided, that the Agent acknowledges receipt on October 15, 2007 of the portion of the Special Renewal Fee that would have been payable on November 7, 2007. In connection with the extension of the Scheduled Maturity Date to November 7, 2010, the Borrowers hereby agree to pay to the Agent an extension fee of $180,000 (the "Extension Fee").

     Subsection  1.8    Section  6.07(d) of the Loan Agreement is hereby amended
by (i) deleting such subsection in its entirety , and (ii) substituting therefor the following:

          (d) The Borrowers may not terminate or reduce the Revolving Commitment (in whole or in part) prior to November 7, 2008. If the Revolving Commitment is terminated by the Lenders or the Revolving Loan becomes due and payable prior to the scheduled end of the Initial Term or Renewal Term (including by reason of an Event of Default) pursuant to the terms hereof, the Borrowers shall immediately pay the Early Termination Fee to the Agent.

     Subsection  1.9    Section 6.10 of the Loan Agreement is hereby amended  by
(i) deleting such Section in its entirety, and (ii) substituting therefor the following:



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


          ss. 6.10 The Agent. (a) Appointment and Management. Each Lender hereby appoints HFG Healthco-4 LLC as the Agent for all purposes hereunder, including with respect to rights and remedies set forth in Article IV, the Lien in the Collateral set forth in Article V, and the receipt and delivery on behalf of all Lenders all Written Notices hereunder. Each Lender hereby acknowledges and agrees that until payment in full of all Lender Debt (other than any amounts owing to HFG in its capacity as a Lender), HF-4 shall have the exclusive right, to manage, perform and enforce the terms of this Agreement and the related Documents and to exercise all privileges and rights exercisable or enforceable by it thereunder, according to HF-4's exercise of its normal business judgment; provided, however, that the Agent shall consult with and follow the direction of the Term Lender with respect to all privileges and rights exercisable or enforceable against the Term Loan Senior Collateral.

          (b) Exclusive Source of Payment. HFG acknowledges and agrees the sole source of payments relating to the Lender Debt are the payments made pursuant to the terms of, or legal rights and remedies accrued under this Agreement, the related Documents and the Collateral thereunder.

          (c) Limitation on Liability. HFG AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND ABSENT BAD FAITH OR WILLFUL MISCONDUCT ON THE PART OF THE AGENT, THE AGENT SHALL NOT BE LIABLE TO HFG UNDER ANY CIRCUMSTANCES FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT HEREUNDER, UNDER THE RELATED DOCUMENTS OR IN CONNECTION HEREWITH.


          (d) Duty of Care. HFG specifically acknowledges that the Agent has not made any warranty or representation to HFG nor shall the Agent be responsible for (i) the due execution, legality, accuracy, authenticity, genuineness, sufficiency, completeness, validity, enforceability or collectibility of this Agreement and the related Documents (including, without limitation, any warranty or representation of the Borrowers or the Parent contained therein); (ii) the solvency, financial condition, creditworthiness or future financial condition of the Borrowers or the Parent; (iii) the performance of or compliance by the Borrowers with any of the terms or provisions of any of this Agreement and the related Documents;
     (iv) inspecting any of the property, books or records of the Borrowers or the Parent; or (v) the validity, enforceability, perfection, priority, condition, value or sufficiency of any Lien under this Agreement and the related Documents.

          (e) Restrictions on Future Modifications. The Agent may not, without the prior written consent of HFG, modify, amend or restate any provision of this Agreement or any other Document that relates directly to the Term Loans or the Term Loan Senior Collateral without the prior consent of HFG.



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


     Subsection 1.10    The defined term "Accrued  Amounts"  appearing Exhibit I
of the Loan Agreement is hereby amended by (i) deleting the phrase "(c) the Collateral Manager's Fee, and (d)", and (ii) substituting therefor the phrase "and (c)".

     Subsection 1.11 The defined term "Outstanding Balance" appearing Exhibit I of the Loan Agreement is hereby amended by (i) deleting the phrase "seven Business Day clearance period" appearing in the penultimate line thereof, and
(ii) substituting therefor the phrase "three Business Day clearing period".

     Subsection 1.12 Exhibit I of the Loan Agreement is hereby amended by deleting the following defined terms in their entirety: "Advance Rate Reduction Date", "Designated Amount", "Direct Deposit L/C's", "HF-4 Term Comm itment Amount", "HFG Term Commitment Amount", "Letter of Credit Fee", "Letter of Credit Obligations", "Letters of Credit", "L/C Issuer", "L/C Sublimit", "Sale Efective Date", "Term Advance", "Term Comm itment Amounts", "Term Loan Limit", "Term Loan Commitment Period", "Workers' Comp L/C's".

     Subsection 1.13 Exhibit I of the Loan Agreement is hereby amended by (i) deleting the defined terms "Advance", "Applicable Margin", "Borrowing Base", "Commitment", "Early Termination Fee" (introductory paragraph only), "Scheduled Maturity Date" and "Special Margin", and (ii) substituting therefor the following new defined terms in their appropriate alphabetical order:

              "Advance" means a Revolving Advance, and "Advances" means the Revolving Advances, collectively.

              "Applicable Margin" means (i) with respect to the Term Loan, 4.50%, and (ii) with respect to the Revolving Loan, either (x) 4.25%, or (y) at such time as the remaining outstanding principal amount of the Term Loan is reduced to $750,000 or less, the "Designated Percentage" set forth in the grid below.



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The Designated Percentage shall equal:

-----------------------------------------------------------------------------------------
IF                      CE is greater than $800,000      CE is greater than $1,000,000
-----------------------------------------------------------------------------------------
AND                     DSCR is greater than 1.35:1.00   DSCR is greater than 1.50:1.00
AND                     CL is greater than $2,500,000    CL is greater than 3,000,000
-----------------------------------------------------------------------------------------
Designated Percentage              3.25%                              2.95%
                                   -----                              -----
-----------------------------------------------------------------------------------------

Where (each, as determined with respect to the immediately prior fiscal quarter concurrently with each delivery of quarterly financial statements for such fiscal quarter pursuant to clause (j)(iii) of Exhibit IV hereto):

         CE       =    Consolidated EBITDA Parent for such fiscal quarter


         DSCR     =    Consolidated Debt Service Coverage Ratio Parent for such
                       fiscal quarter

         CL       =    the weighted average Consolidated Liquidity over each day
                       during such fiscal quarter

provided, that for all fiscal quarters in which such criteria are not fulfilled, the Designated Percentage for the Revolving Loan shall equal 3.75%.

          "Borrowing Base" means, as of any time, an amount equal to (i) (x) during any period that the Term Loan has been paid in full (or is being paid in full as a result of the Revolving Advance being made on the date of such calculation at 90%) and the Special Coverage Test has been and continues to be satisfied, 90%, and (ii) at all other times, 85% of the Expected Net Value of Eligible Receivables as of such time (without duplication of Unbilled Receivables) in each case and at all times as determined by reference to and as set forth in the most recent Borrowing Base Certificate delivered to the Agent by the Borrower as of such time minus (ii) the sum of (x) Accrued Amounts and unpaid expenses under Sections 1.05 and 6.05 plus (y) the Reserves, in each case as of such time.

          "Commitment" means, collectively, the Revolving Commitment and the Term Loan Commitment.

          "Early Termination Fee" means, as of any date of determination, a fee in an amount equal to the product of (A) the Commitment at such time times
     (B) the percentage set forth below opposite the applicable period for effective date of such termination:


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


--------------------------------------------------------------------------------
                   Date                                        Fee Percentage
                   ----                                        --------------
--------------------------------------------------------------------------------
Any date prior to 12 months prior to the Scheduled                   2.25%
Maturity Date
---------------------------------------------------------    -------------------
12 months prior to the Scheduled Maturity Date                       1.25%
through 6 months prior to the Scheduled Maturity
Date
---------------------------------------------------------    -------------------
6 months prior to the Scheduled Maturity Date                        0.50%
through the Scheduled Maturity Date

--------------------------------------------------------------------------------

          "Scheduled Maturity Date" means November 7, 2010.

     Subsection 1.14    Exhibit I of the Loan Agreement  is  hereby  amended  by
adding the following new defined terms in their appropriate alphabetical order:

          "ECF Denominator" has the meaning set forth in the defined term "Excess Cash Flow Ratio".

          "Eleventh   Amendment"  means  the  Eleventh  Amendment  to  the  Loan
     Agreement, dated as of October 15, 2007.

          "Eleventh Amendment Effective Date" means the date upon which the conditions precedent set forth in Section 5 of the Eleventh Amendment have been fulfilled in full or otherwise waived by the Agent and the Lenders in writing.

          "Excess Cash Flow Ratio" means, calculated as the end of each fiscal quarter, means (i) Consolidated EBITDA Parent, divided by (ii) the sum of
     (x) all principal and interest payments on Debt due and owing during such fiscal quarter, plus (y) all Capital Expenditures of the Parent and its Subsidiaries expended during such fiscal quarter (the "ECF Denominator").

          "Excess Cash Flow Payment" calculated for each fiscal quarter of the Parent, means (i) to the extent that the Excess Cash Flow Ratio is equal to or exceeds 1.25:1.00 for such fiscal quarter, an amount equal to 50% of the difference between (x) Consolidated EBITDA Parent, and (y) the ECF Denominator for such fiscal quarter, and (ii) for all other fiscal quarters, zero.

          "Extension Fee" has the meaning set forth in Section 6.07(a).

          "Intercreditor Agreement" means an Intercreditor Agreement, in form and substance satisfactory to HF-4 and HFG, dated as of the Eleventh Amendment Effective Date, by and among the Borrowers, HF-4 and HFG, as amended, restated, supplemented or otherwise modified from time to time.

          "Put Price"  means,  with respect to the  purchase  price set forth in
     Article VII of the Warrant, $100,000.

          "Revolving Lenders" means Lenders holding a portion of the Revolving Advances.

          "Revolving Loan Senior Collateral" means all Collateral (including without limitation, the Receivables and Collections thereon) other than the Term Loan Senior Collateral.

          "Term Lenders" means Lenders holding a portion of the Term Loan.

          "Term Loan Commitment" has the meaning set forth in Section 1.07(a).

          "Term Loan Senior Collateral" means the Additional Collateral.

          "Warrant" means that certain Warrant to purchase 53,763 Shares Class A Common Stock of ATC Healthcare Inc., issued to HF-4 on July 12, 2002, as amended by Amendment No. 1 thereto.

          "Weekly Payroll" during any Month, means the average weekly payroll of the Borrowers (on a combined basis) during such Month.

     Subsection 1.15 The Loan Agreement is hereby amended by (i) deleting the reference to "Letter of Credit Obligations" in the defined term "Lender Debt" in Exhibit I, (ii) deleting the phrase "and the issuance of each Letter of Credit" in the introductory paragraph of clause 2 in Exhibit II, and (iii) deleting the phrase "and issuances of Letters of Credit" appearing in clause (u) of Exhibit III.

     Subsection  1.16   Exhibit IV of the Loan  Agreement is hereby  amended  by
(x) deleting clause (j)(iii) appearing therein, and (ii) substituting therefor the following:

          (iii) as soon as available and in any event within 45 days after the end of each month commencing December 2007, consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such month and consolidated and consolidating statements of income, cash flows and retained earnings of the Parent and its Subsidiaries for such month and for the period commencing at the beginning of the current fiscal year and ending with the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent, ATC Healthcare and their respective Subsidiaries as set forth above, as at the date thereof and for such periods, and prepared in accordance with GAAP, certified by the chief financial officer of Parent, ATC Healthcare and each Borrower, and accompanied by a certificate of a Responsible Officer of the Parent, ATC Healthcare and each Borrower detailing the Parent's and the Borrowers' compliance for such fiscal period with all terms, including the financial covenants, contained in the Agreement, and to the extent any non-compliance exists, a description of the steps being taken by the Parent or the Borrowers to address such non-compliance;

     Subsection  1.17   Exhibit V of the Loan  Agreement  is hereby  amended  by
(x) deleting clauses (hh), (ii), (jj), (ll) and (oo) appearing therein, and (ii) substituting therefor the following new clauses (hh), (ii), (jj), (ll) and (oo) in their appropriate alphabetical order:

          (hh) Debt Service Coverage Ratio. Consolidated Debt Service Coverage Ratio Parent at the end of any Month for the three Months then most recently ended is less than the following:

           Month Ending                                       Ratio
           ------------                                       -----
           November, 2007                                     0.60
           December, 2007                                     0.75
           January, 2008                                      1.00
           February, 2008                                     1.10
           March, 2008                                        1.20
           April, 2008                                        1.25
           May, 2008                                          1.25
           June, 2008                                         1.25
           July, 2008                                         1.30
            and each Month thereafter

          (ii) Senior Debt Service Coverage Ratio. Consolidated Senior Debt Service Coverage Ratio Parent at the end of any Month for the three Months then most recently ended is less than the following:


           Month Ending                                       Ratio
           ------------                                       -----
           November, 2007                                     0.77
           December, 2007                                     1.00
           January, 2008                                      1.23
           February, 2008                                     1.25
           March, 2008                                        1.25
           April, 2008                                        1.30
           May, 2008                                          1.30
           June, 2008                                         1.35
           July, 2008                                         1.35
           August, 2008                                       1.40
             and each Month thereafter

          (jj) Consolidated EBITDA. Consolidated EBITDA Parent as of the end of any Month for the three Months then most recently ended is less than the following:

           Month Ending                                Amount
           ------------                                ------
           November, 2007                              $350,000
           December, 2007                              $425,000
           January, 2008                               $500,000
           February, 2008                              $550,000
           March, 2008                                 $600,000
           April, 2008                                 $625,000
           May, 2008                                   $675,000
           June, 2008                                  $700,000
           July, 2008                                  $750,000
           August, 2008                                $800,000
           September, 2008                             $850,000
           October, 2008                               $875,000
           November, 2008                              $900,000
           December, 2008                              $925,000
           January, 2009                               $950,000
           February, 2009                              $1,000,000
             and each Month thereafter

          (ll) Consolidated Liquidity. Consolidated Liquidity at any time during the Month indicated below is less than the following:


           Month Ending                                Amount
           ------------                                ------
           November, 2007                              $150,000
           December, 2007                              $200,000
           January, 2008                               $250,000
           February, 2008                              $300,000
           March, 2008                                 $300,000
           April, 2008                                 $350,000
           May, 2008                                   $400,000
           June, 2008                                  $450,000
           July, 2008                                  $500,000
           August, 2008                                $550,000
           September, 2008                             $600,000
           October, 2008                               $650,000
           November, 2008                              $700,000

        December, 2008                        the greater of (x) $750,000 and
                                               (y) 50% of Weekly Payroll

        January, 2009                         the greater of (x) $800,000 and
                                               (y) 50% of Weekly Payroll

        February, 2009                        the greater of (x) $850,000 and
                                               (y) 50% of Weekly Payroll

        March, 2009                           the greater of (x) $1,000,000 and
         Through September, 2009              (y) 50% of Weekly Payroll

        October, 2009                         the greater of (x) $1,500,000 and
         Through November, 2010               (y) 100% of Weekly Payroll


          (oo) Consolidated Tangible Net Worth. Consolidated Tangible Net Worth Parent at the end of any Month is less than the following:

           Month Ending                                Amount
           ------------                                ------
           November, 2007                              $(3,320,000)
           December, 2007                              $(3,369,000)
           January, 2008                               $(3,347,000)
           February, 2008                              $(3,295,000)
           March, 2008                                 $(3,275,000)
           April, 2008                                 $(3,230,000)
           May, 2008                                   $(3,155,000)
           June, 2008                                  $(2,975,000)
           July, 2008                                  $(2,859,000)
           August, 2008                                $(2,788,000)
           September, 2008                             $(2,712,000)
           October, 2008                               $(2,615,000)
           November, 2008                              $(2,514,000)
           December, 2008                              $(2,419,000)
           January, 2009                               $(2,338,000)
           February, 2009                              $(2,328,000)
           March, 2009                                 $(2,228,000)
           April, 2009                                 $(2,200,000)
           May, 2009                                   $(2,100,000)
           June, 2009                                  $(2,000,000)
           July, 2009                                  $(1,990,000)
           August, 2009                                $(1,925,000)
           September, 2009                             $(1,875,000)
           October, 2009                               $(1,800,000)
           November, 2009                              $(1,750,000)
           December, 2009                              $(1,700,000)
           January, 2010                               $(1,600,000)
           February, 2010                              $(1,550,000)
           March, 2010                                 $(1,500,000)
           April, 2010                                 $(1,450,000)
           May, 2010                                   $(1,400,000)
           June, 2010                                  $(1,400,000)
           July, 2010                                  $(1,400,000)
           August, 2010                                $(1,300,000)
           September, 2010                             $(1,300,000)
           October, 2010                               $(1,300,000)

           November, 2010                              $(1,300,000)

     ; plus, for each Month, the cash proceeds received by the Parent or the Borrowers during such Month and each Month thereafter from the issuance of equity interests in the Borrowers or the Parent (net of all fees, discounts, commissions and other issuance costs and expenses incurred with respect thereto).

     Subsection  1.18   Schedule V of the Loan Agreement  is  hereby  deleted in
its entirety.

 SECTION 2   REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

     Each of the Borrowers and the Parent hereby represents and warrants as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Eleventh Amendment):

          (a)  All  representations  and  warranties  made by the  Borrowers  in
     Article IV of the Loan Agreement and each of the other Documents are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

          (b) Each of the Borrowers has the requisite power to execute, deliver and carry out the terms and provisions of this Eleventh Amendment.

          (c) This Eleventh Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Borrowers, and is enforceable in accordance with its terms subject (i) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and (ii) to general principles of equity.

          (d) No event has occurred and is continuing which constitutes or would constitute a Default or an Event of Default under the Loan Agreement, except for those provisions subject to the waiver set forth in Section 4 below.

 SECTION 3   WAIVER

     Effective as of the Eleventh Amendment Effective Date, the Lenders hereby waive compliance by the Borrowers with Exhibit V, clauses (hh) through (oo) for the fiscal quarters ending February 28, 2007, May 31, 2007 and August 31, 2007; so long as the financial information contained in the quarterly report on form 10Q for the fiscal quarter ending August 31, 2007 is consistent with the financial projections provided to the Agent on October 11, 2007 and as revised October 14, 2007.

 SECTION 4   SPECIAL COVENANT

     The Borrowers and the Parent hereby covenant and agree to deliver to the Agent on an ongoing basis and substantially simultaneously with delivery thereof (with respect to future submissions and correspondence), copies of all formal submissions and correspondence by the Parent to the American Stock Exchange addressing the potential de-listing of the Parent. The Borrowers and the Parent hereby acknowledge and agree that the failure to make such deliveries shall constitute an Event of Default under the Loan Agreement.

 SECTION 5   ELEVENTH AMENDMENT EFFECTIVE DATE

     This Eleventh Amendment shall become effective at the time and date (the "Eleventh Amendment Efective Date") when the Agent and the Program Manager shall have received a counterpart of this Eleventh Amendment, duly executed and delivered on behalf of each of the Borrowers.

 SECTION 6   CONTINUED EFFECT IVENESS

     Except as expressly set forth above in Section 2(d) with respect to matters described on Schedule A hereto, nothing herein shall be deemed to be a waiver of any covenant, or agreement contained in, or any Default or Event of Default under the Loan Agreement and each of the parties hereto agrees that, all of the covenants and agreements and other provisions contained in the Loan Agreement and the other Documents shall remain in full force and effect from and after the Eleventh Amendment Effective Date.

 SECTION 7   COUNTERPARTS

     This Eleventh Amendment may be executed in two or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Eleventh Amendment.

 SECTION 8   GOVERNING LAW

     THIS ELEVENTH AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

     IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.



ATC FUNDING, LLC                            CRITICAL NURSING SOLUTIONS, INC.
As a Borrower                               As a Borrower


By:    /s/   David Savitsky                 By:    /s/   David Savitsky
   ------------------------                    ------------------------
   Name:  DAVID SAVITSKY                       Name:  DAVID SAVITSKY
   Title: CHIEF EXECUTIVE OFFICER              Title: CHIEF EXECUTIVE OFFICER


ATC HEALTHCARE SERVICES, INC.               PHARMACY RESERVES, INC.
As a Borrower and as Primary Servicer       As a Borrower


By:    /s/   David Savitsky                 By:    /s/   David Savitsky
   ------------------------                    ------------------------
   Name:  DAVID SAVITSKY                       Name:  DAVID SAVITSKY
   Title: CHIEF EXECUTIVE OFFICER              Title: CHIEF EXECUTIVE OFFICER


ATC STAFFING SERVICES, INC.                 HFG HEALTHCO-4 LLC
As a Borrower                               As a Lender and as Agent
                                                  By: HFG Healthco-4, Inc.

By:    /s/   David Savitsky
   ------------------------                 By:    /s/   Mary L. Brady
   Name:  DAVID SAVITSKY                       ------------------------
   Title: CHIEF EXECUTIVE OFFICER              Name:  MARY L. BRADY
                                               Title: VICE PRESIDENT

APPLIED MANAGEMENT SOLUTIONS, INC.
As a Borrower                               HEALTHCARE FINANCE GROUP, INC.
                                            As a Lender and as Program Manager

By:    /s/   David Savitsky
   ------------------------                 By:    /s/   David Hyams
   Name:  DAVID SAVITSKY                       ------------------------
   Title: CHIEF EXECUTIVE OFFICER              Name:  DAVID HYAMS
                                               Title: CHIEF CREDIT OFFICER

ATC HEALTHCARE, INC.
As the Parent


By:    /s/   David Savitsky
   ------------------------
   Name: DAVID SAVITSKY
   Title:  CHIEF EXECUTIVE OFFICER